                                                                   EXHIBIT 4.1
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                     Agreement to Furnish Sun Data, Inc. Lease

The Company hereby agrees to furnish a copy of the lease agreement dated as of June 3, 1998 with Sun Data, Inc. to the Commission upon request.

                                          LEINER HEALTH PRODUCTS INC.



                                          By:       /s/ WILLIAM B. TOWNE
                                             ---------------------------------
                                             William B. Towne
                                             Executive Vice President, Chief
                                             Financial Officer and Director

------------------------------------------------------------------------------
------------------------------------------------------------------------------